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                                                                   EXHIBIT 10.8


                        EXECUTIVE EMPLOYMENT AGREEMENT
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     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is made and dated as of September 20, 1994, by and between ABC BANCORP, a Georgia corporation ("Employer"), and KENNETH J. HUNNICUTT, an individual resident of Moultrie, Georgia ("Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, Executive is employed by Employer as its President and Chief Executive Officer and has made valuable contributions to the profitability and financial strength of Employer;

      WHEREAS, Employer desires to encourage Executive to continue to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere;

      WHEREAS, Executive desires to be assured of a secure minimum compensation from Employer for his services over a defined term;

      WHEREAS, Employer desires to assure the continued services of Executive on behalf of Employer on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to obtain control of Employer;

      WHEREAS, Employer recognizes that when faced with a proposal for a change of control of Employer, Executive will have a significant role in helping the Board of Directors assess the options and advising Employer's Board of Directors (the "Board") on what is in the best interests of Employer and its shareholders, and it is necessary for Executive to be able to provide this advice and counsel without being influenced by the uncertainties of his own situation;

      WHEREAS, Employer desires to provide fair and reasonable benefits to Executive on the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, Employer desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Executive will not compete with Employer for a reasonable period of time after termination of his employment with Employer, except as otherwise provided herein.

      NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained and the continued employment of Executive by Employer as its President and Chief

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Executive Officer, each intending to be legally bound, covenant and agree as follows:

      1.  EMPLOYMENT.  Upon the terms and subject to the conditions set forth in
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this Agreement, Employer employs Executive as Employer's President and Chief
Executive Officer, and Executive accepts such employment.

      2.  POSITION AND DUTIES.  Executive agrees to serve as the President and
          -------------------
Chief Executive Officer of Employer and to perform such duties in that office as may reasonably be assigned to him by the Board; provided, however, that such
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duties shall be performed in or from the offices of Employer currently located at Moultrie, Georgia, and shall be of the same character as those previously performed by Executive and generally associated with the office held by Executive. Executive shall not be required to be absent from the location of the principal executive offices of Employer on travel status or otherwise more than 60 days in any calendar year. Employer shall not, without the written consent of Executive, relocate or transfer Executive to a location more than 50 miles from his principal residence. Executive shall render services to Employer as its President and Chief Executive Officer in substantially the same manner and to substantially the same extent as Executive rendered his services to Employer before the date hereof. While employed by Employer, Executive shall devote substantially all his business time and efforts to Employer's business and shall not engage in any other related business; provided, however, that
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Executive may use his discretion in fixing his hours and schedule of work consistent with the proper discharge of his duties.

      3.  TERM.  The term of this Agreement shall begin on the date hereof (the
          ----
"Effective Date") and, unless otherwise earlier terminated pursuant to Section 7 hereof, shall end on the date which is five years following the Effective Date;

provided, however, that such term shall be extended automatically for an
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additional year on each anniversary of the Effective Date unless either party hereto gives written notice to the other party not to so extend within ninety
(90) days prior to an anniversary, in which case no further extension shall occur and the term of this Agreement shall end one year subsequent to the anniversary as of which the notice not to extend for an additional year is given (such term, including any extension thereof, shall herein be referred to as the "Term"); provided, however, that notwithstanding any notice by Employer not to
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extend, the term of this Agreement shall not expire prior to the expiration of twenty-four (24) months after the occurrence of a Change of Control (as hereinafter defined). Notwithstanding the foregoing, this Agreement shall automatically terminate (and the Term of this Agreement shall thereupon end) without notice when Executive attains 68 years of age.

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      4.  COMPENSATION.
          ------------
     (A) Executive shall receive an annual salary of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) ("Base Compensation") payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter in effect. Employer may consider and declare from time to time increases in the salary it pays Executive and thereby increase the Base Compensation. Prior to (but not after) a Change of Control, Employer may also declare decreases in the salary it pays Executive if the operating results of Employer are significantly less favorable than those for the fiscal year ended December 31, 1993, and Employer makes similar decreases in the salary it pays to other executive officers of Employer. After a Change of Control, Employer shall consider and declare salary increases based upon the following standards:

     a.   Inflation;

     b.   Adjustments to the salaries of other senior management personnel; and

     c. Past performance of Executive and the contribution which Executive makes to the business and profits of Employer during the Term.

Any and all increases or decreases in Executive's salary pursuant to this
Section 4(A) shall cause the level of Base Compensation to be increased or decreased by the amount of each such increase or decrease for purposes of this Agreement. The increased or decreased level of Base Compensation as provided in this Section 4(A) shall become the level of Base Compensation for the remainder of the Term of this Agreement until there is a further increase or decrease in Base Compensation as provided herein.

     (B) In addition to the Base Compensation, Executive shall be awarded, for each fiscal year during the Term, an annual bonus (an "Annual Bonus") either pursuant to a bonus or incentive plan of Employer or otherwise on terms no less favorable than those currently in effect as of the date hereof.

      5.  COMPENSATION PURSUANT TO PLANS.  So long as Executive is employed by
          ------------------------------
Employer pursuant to this Agreement, he shall be included as a participant in all present and future employee benefit, retirement and compensation plans generally available to employees of Employer, consistent with his Base Compensation and his position as President and Chief Executive Officer, including, without limitation, Employer's pension plan, stock option plan, and hospitalization, major medical, disability and group life insurance plans, each of which Employer agrees to continue in effect on terms no less favorable than those currently in effect as of the date hereof (as permitted by law) during the Term of this Agreement (i) unless prior to a Change of Control the operating results of

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Employer are significantly less favorable than those for the fiscal year ended
December 31, 1993, or (ii) unless (either before or after a Change of Control)
(a) changes in the accounting or tax treatment of such plans would adversely affect Employer's operating results or financial condition in a material way, and (b) the Board concludes that modifications to such plans need to be made to avoid such adverse effects.

      6.  EXPENSES.  So long as Executive is employed by Employer pursuant to
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this Agreement, Executive shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement. So long as Executive is employed by Employer pursuant to the terms of this Agreement, Employer shall continue in effect vacation policies applicable to Executive no less favorable from his point of view than those written vacation policies in effect on the date hereof. So long as Executive is employed by Employer pursuant to this Agreement, Executive shall be entitled to office space and working conditions no less favorable from his point of view than were in effect for him on the date hereof and use of an automobile (together with the payment of related expenses) on terms no less favorable than those currently in effect as of the date hereof.

      7.  TERMINATION.  Subject to the respective continuing obligations of the
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parties, including, but not limited to, those set forth in Subsections 9(A),
9(B), 9(C) and 9(D) hereof, Executive's employment by Employer hereunder may be terminated prior to the expiration of the Term of this Agreement as follows:

     (A) Employer, by action of the Board and upon written notice to Executive, may terminate Executive's employment with Employer immediately for cause. For purposes of this Subsection 7(A), "cause" for termination of Executive's employment shall exist (a) if Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (b) if, in the determination of the Board, Executive has engaged in gross or willful misconduct materially damaging to the business of Employer (it being understood, however, that neither conduct pursuant to Executive's exercise of his good faith business judgment nor unintentional physical damage to any property of Employer by Executive shall be a ground for such a determination by the Board, or (c) if Executive has failed, without reasonable cause, to follow reasonable written instructions of the Board consistent with Executive's position as President and Chief Executive Officer of Employer and, after written notice from Employer of such failure, Executive at any time thereafter again so fails.

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     (B)  Executive, by written notice to Employer, may terminate his employment with Employer immediately for good reason. For purposes of this Subsection 7(B), "good reason" shall mean a good faith determination by Executive, in Executive's sole and absolute judgment, that any one or more of the following events has occurred, without Executive's express written consent, after a Change of Control:

               (1) a change in Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of the Executive from, or any failure to re-elect the Executive to, any of such positions which has the effect of diminishing Executive's responsibility or authority;

               (2) a reduction by Employer in Executive's Base Compensation as in effect immediately prior to the Change of Control or as the same may be increased from time to time or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which Executive is covered immediately prior to the Change of Control which adversely affects Executive;

               (3) Employer requires Executive to be based anywhere other than within fifty (50) miles of Executive's job location at the time of the Change of Control, provided that if Executive's job location at such time is not within fifty (50) miles of Employer's principal executive offices, then Employer may thereafter require Executive to be based within such fifty (50) mile radius without such event constituting good reason hereunder;

               (4) without replacement by a plan providing benefits to Executive equal to or greater than those discontinued, the failure by Employer to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident disability, or any other employee benefit plan, program or arrangement in which Executive is participating at the time of the Change of Control, or the taking of any action by Employer that would adversely affect Executive's participation or materially reduce Executive's benefits under any of such plans;

               (5) the taking of any action by Employer that would materially adversely affect the physical conditions existing at the time of the Change of Control in or under

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          which Executive performs his employment duties, provided that Employer may take action with respect to such conditions after a Change of Control so long as such conditions are at least commensurate with the conditions in or under which an officer of Executive's status would customarily perform his employment duties; or

               (6) a material change in the fundamental business philosophy, direction, and precepts of Employer and its subsidiaries, considered as a whole, as the same existed prior to the Change of Control.

     Any event described in this Subsection 7(B)(1) through (6) which occurs prior to a Change of Control but which Executive reasonably demonstrates
     (A) was at the request of a third party who has indicated an intention, or taken steps reasonably calculated, to effect a Change of Control or (B) otherwise arose in connection with, or in anticipation of, a Change of Control which actually occurs, shall constitute good reason for purposes hereof, notwithstanding that it occurred prior to a Change of Control.

     (C) Executive, upon ninety (90) days written notice to Employer, may terminate his employment with Employer without good reason.

     (D) Executive's employment with Employer shall terminate in the event of Executive's death or disability. For purposes of this Agreement, "disability" shall be defined as Executive's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive One Hundred Eighty
          (180) day period.

     (E) A "Change of Control" of Employer shall mean any of the following events:
               (i) Unless approved by the affirmative vote of at least two-thirds (2/3) of those members of the Board who are in office immediately prior to the event(s) and who are not employees of
          Employer:

                    a. the merger or consolidation of Employer with, or the sale of all or substantially all of the assets of Employer to, any person or entity or group of associated persons or entities; or

                    b. the direct or indirect beneficial ownership, in the aggregate, of securities of Employer representing twenty percent (20%) or more of the total combined voting power of Employer's then issued and outstanding securities by any person or entity, or group of associated persons or

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               entities acting in concert, not affiliated (within the meaning of the Securities Act of 1993, as amended) with Employer as of the date hereof; provided, however, that the Board may, at any time
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               and in its sole discretion, increase the ownership percentage threshold of this item b. to an amount not exceeding forty percent (40%); or

                    c. the shareholders of Employer approve any plan or proposal for the liquidation or dissolution of Employer.

               (ii) A change in the composition of the Board at any time during any consecutive twenty-four (24) month period such that the "Continuity Directors" cease for any reason to constitute at least a seventy percent (70%) majority of the Board. For purposes of this Agreement, "Continuity Directors" means those members of the Board who either:

                    a. were directors at the beginning of such consecutive twenty-four (24) month period; or

                    b. were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the Board.

      8.  COMPENSATION UPON TERMINATION.  In the event of termination of
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Executive's employment with Employer pursuant to Section 7 hereof, compensation shall continue to be paid by Employer to Executive as follows:

     (A) In the event of termination pursuant to Subsection 7(A) or 7(C), compensation provided for herein (including Base Compensation and an Annual Bonus) shall continue to be paid, and Executive shall continue to participate in the employee benefit, retirement, compensation plans and other perquisites as provided in Sections 5 and 6 hereof, through and including the Date of Termination (as hereinafter defined) specified in the Notice of Termination (as hereinafter defined). Any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under those plans.

     (B) In the event of termination pursuant to Subsection 7(B), compensation provided for herein (including Base Compensation and an Annual Bonus) shall continue to be paid, and Executive shall continue to participate in the employee benefit, retirement, compensation plans and other perquisites as provided in Sections 5 and 6 hereof,

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          through the Date of Termination specified in the Notice of
          Termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under those plans. In addition, Executive shall be entitled to continue to receive from Employer for three (3) additional 12-month periods (i) his Base Compensation at the rates in effect at the time of termination and
          (ii) a Bonus Amount equal to the greater of (x) the most recent Annual Bonus paid or payable to Executive or; if greater, the Annual Bonus paid or payable for the full fiscal year ended prior to the fiscal year during which a Change of Control occurred or (y) the average of the Annual Bonuses paid or payable during the three full fiscal years ended prior to the Date of Termination or, if greater, the three full fiscal years ended prior to the Change of Control (or, in each case, such lesser period for which Annual Bonuses were paid or payable to Executive), and during such periods, Employer shall maintain in full force and effect for the continued benefit of Executive each employee welfare benefit plan (as such term is defined in the Executive Retirement Income Security Act of 1974, as amended) in which Executive was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Executive. If the terms of any employee welfare benefit plan of Employer or applicable laws do not permit continued participation by Executive, Employer will arrange to provide to Executive a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage.

     (C) In the event of termination pursuant to Subsection 7(D), compensation provided for herein (including Base Compensation and an Annual Bonus) shall continue to be paid, and Executive shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 5 and 6 hereof, (i) in the event of Executive's death, through the date of death, or (ii) in the event of Executive's disability, through the Date of Termination specified in the Notice of Termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under those plans.

     (D) Employer will permit Executive or his personal representative(s) or heirs, during a period of three (3) months following Executive's termination of employment by Employer for the reasons set forth in Subsection 7(B) to

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

          require Employer, upon written request, to purchase all outstanding stock options previously granted to Executive under any Employer stock option plan then in effect whether or not such options are then exercisable or have terminated at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options exceeds the aggregate option price for such shares. For purposes of this Agreement, the term "fair market value" shall mean the higher of (1) the average of the highest asked prices for the shares Employer's common stock in the over-the-counter market as reported on the NASDAQ system if the shares are traded on such system for the thirty (30) business days preceding such termination, or (2) the average per share price actually paid for the most highly priced 1% of the Employer's shares acquired in connection with the Change of Control of Employer by any person or group acquiring such control.

      9.  RESTRICTIVE COVENANTS.  In order to induce Employer to enter into this
          ---------------------
Agreement, Executive hereby agrees as follows:

     (A) While Executive is employed by Employer and for a period of two years after termination of such employment for reasons other than those set forth in Subsection 7(B) of this Agreement, Executive shall not divulge or furnish any trade secrets (as defined in (S)16-8-13 of the Official Code of Georgia Annotated) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of Employer to any person, firm or corporation, other than Employer or upon its written request, or use any such trade secret or confidential information (which shall at all times remain the property of Employer) directly or indirectly for Executive's own benefit or for the benefit of any person, firm or corporation other than Employer.

     (B) For a period of two years after termination of Executive's employment by Employer for reasons other than those set forth in Subsection 7(B) of this Agreement, Executive shall not directly or indirectly provide banking or bank-related services to, or solicit the banking or bank-related business of, any customer of Employer at the time of such provision of services or solicitation which Executive served either alone or with others while employed by Employer in any city, town, borough, township, village or other place in which Executive performed services for Employer while employed by it, or assist any actual or potential competitor of Employer to provide banking or bank-related services to

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          or solicit any such customer's banking or bank-related business in any such place.

     (C) While Executive is employed by Employer and for a period of one year after termination of Executive's employment by Employer for reasons other than those set forth in Subsection 7(B) of this Agreement, Executive shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business or venture which competes with the business of Employer as conducted during Executive's employment by Employer within a radius of fifty (50) miles of Employer's main office.

     (D) If Executive's employment by Employer is terminated for reasons other than those set forth in Subsection 7(B) of this Agreement, Executive will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, credit reports or other confidential information or documents of Employer or its affiliates in the possession or control of Executive, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

If Executive's employment by Employer is terminated during the Term of this Agreement for reasons set forth in Subsection 7(B) of this Agreement, Executive shall have no obligations to Employer with respect to trade secrets, confidential information or noncompetition under this Section 9. Executive acknowledges that irreparable loss and injury would result to Employer upon the breach of any of the covenants contained in this Section 9 and that damages arising out of such breach would be difficult to ascertain. Executive hereby agrees that, in addition to all other remedies provided at law or at equity, Employer may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by Executive of any covenant contained in this Section 9.

     10.  NOTICE OF TERMINATION AND DATE OF TERMINATION.  Any termination of
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Executive's employment with Employer as contemplated by Section 7 hereof, except in the circumstances of Executive's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to Subsections 7(A), 7(B) or 7(D) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. For purposes of this Agreement, "Date of Termination" shall mean: (i) if Executive's employment is terminated because of disability, thirty (30) days after Notice of Termination is given (unless Executive

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shall have returned to the performance of Executive's duties on a full-time basis during such thirty (30) day period); or (ii) if Executive's employment is terminated for cause, retirement, good reason or pursuant to Subsection 7(C) hereof, the date specified in the Notice of Termination; provided, however, that
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if within thirty (30) days after any such Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     11.  EXCESS PARACHUTE PAYMENTS AND ONE MILLION DOLLAR DEDUCTION LIMIT.
          ----------------------------------------------------------------

          (a) Notwithstanding anything contained herein to the contrary, if any portion of the payments and benefits provided hereunder and benefits provided to, or for the benefit of, Executive under any other plan or agreement of Employer (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or would be nondeductible by Employer pursuant to Section 280G of the Code, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to Executive shall be subject to the Excise Tax or shall be nondeductible by Employer pursuant to Section 280G of the Code (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless Executive shall have given prior written notice specifying a different order to Employer to effectuate the Limited Payment Amount, Employer shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Executive's rights and entitlements to any benefits or compensation.

          (b) An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount pursuant to the Code and the amount of such Limited Payment Amount shall be made by an accounting firm at Employer's expense selected by Employer which is designated as one of the six largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to Employer and Executive

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

within thirty (30) days of the Termination Date, if applicable, and if the Accounting Firm determines that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to Executive, Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon Employer and Executive subject to the application of Subsection 11(c) below.

          (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, Executive either have been made or will not be made by Employer which, in either case, will be inconsistent with the limitations provided in Section 11(a) (hereinafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to Executive made on the date Executive received the Excess Payment and Executive shall repay the Excess Payment to Employer on demand (but not less than ten (10) days after written notice is received by Executive), together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in Section 1274(d) of the Code) from the date of Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, Employer (which shall include the position taken by Employer, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to Executive's satisfaction of the Dispute, that an Underpayment has occurred, Employer shall pay an amount equal to the Underpayment to Executive within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to Executive until the date of payment.

          (d) Notwithstanding anything contained herein to the contrary, if any portion of the Payments would be nondeductible by Employer pursuant to Section 162(m) of the Code, the Payments to be made to Executive in any taxable year of Employer shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to Executive in such taxable year of Employer shall be nondeductible by Employer pursuant to
Section 162(m) of the Code. The amount by which any Payment is reduced pursuant to the immediately preceding sentence, together with interest thereon at the Applicable Federal Rate, shall be paid by Employer to Executive on or before the fifth business day of the immediately succeeding taxable year of Employer, subject to the application of the limitations of the immediately preceding sentence and this Section 11. Unless Executive shall have given prior written notice specifying a different order to Employer to effectuate this Section 11, Employer shall reduce or eliminate the Payments in any one taxable year of Employer by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Section 162(m) Determination (as hereinafter defined). Any notice given by Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Executive's rights and entitlements to any benefits or compensation.

          (e) The determination as to whether the Payments shall be reduced pursuant to Section 11(d) hereof and the amount of the Payments to be made in each taxable year after the application of Section 11(d) hereof shall be made by the Accounting Firm at Employer's expense. The Accounting Firm shall provide its determination (the "Section 162(m) Determination"), together with detailed supporting calculations and documentation to Employer and Executive within thirty (30) days of the termination date specified in the Notice of Termination. The Section 162(m) Determination shall be binding, final and conclusive upon Employer and Executive.

     12.  LEGAL FEES AND EXPENSES.  If a dispute arises regarding the
          -----------------------
termination of Executive pursuant to Section 7 hereof or as to the interpretation or enforcement of this Agreement and Executive obtains a final judgment in his favor in a court of competent jurisdiction or his claim is settled by Employer prior to the rendering of a judgment by such a court, all reasonable legal fees and expenses incurred by Executive in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claim shall be paid by Employer, to the extent permitted by law.

     13.  PAYMENTS AFTER DEATH.  Should Executive die after termination of his
          --------------------
employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

     14.  NOTICES.  For purposes of this Agreement, notices and all other
          -------
communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to Executive:         Kenneth J. Hunnicutt
                               766 Georgia Highway 111
                               Moultrie, Georgia  31768


      If to Employer:          ABC Bancorp
                               310 First Street, S.E.
                               Moultrie, Georgia  31768

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      15.  GOVERNING LAW.  The validity, interpretation, and performance of this
           -------------
Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

      16.  SUCCESSORS.  Employer shall require any successor (whether direct or
           ----------
indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Executive to terminate his employment with Employer for good reason pursuant to Subsection 7(B) hereof. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business or assets as aforesaid.

      17.  MODIFICATION.  No provision of this Agreement may be modified, waived
           ------------
or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

      18.  SEVERABILITY.  The invalidity or unenforceability of any provisions
          ------------
 of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

      19.  COUNTERPARTS.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

      20.  ASSIGNMENT.  This Agreement is personal in nature and neither party
           ----------
hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Sections 13 and 16 above. Without limiting the foregoing, Executive's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 13 hereof, and in the event of any attempted assignment or transfer contrary to this Section 20, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred.

      21.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
           ----------------
between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, Executive has executed, sealed and delivered this Agreement, and Employer has caused this Agreement to be executed, sealed and delivered, all as of the day and year first above set forth.

                                         ABC BANCORP

[CORPORATE SEAL]

Attest:                           By:     /s/ Don L. Stripling
                                         -------------------------------
                                         Its:  Vice President
  /s/ Sara R. Hall
--------------------------
Secretary


                                         /s/ Kenneth J. Hunnicutt (SEAL)
                                         -------------------------------
                                         KENNETH J. HUNNICUTT